UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 23, 2006
Date of Report (Date of earliest event reported)

RAVEN GOLD CORP.
(Exact name of registrant as specified in its charter)

NEVADA	20-2551275
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

#205-598 Main Street
Penticton B.C., V2A-5C7	89074
(Address of principal executive offices)	(Zip Code)

Issuer's telephone number: (250) 492-3432

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

 EXPLANATORY NOTE

This Amended Current Report on Form 8-K/A amends the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 22, 2006 (the “Current Report”) to amend disclosures set forth therein in order to clarify that the agreements discussed in the Current Report were actually entered into on August 23, 2006 and effective as of the date of each of the respective agreements.

Item 1.01 Entry Into a Material Agreement

On September 22, 2006, Raven Gold Corp. (the “Company”) reported via the filing of its Current Report on Form 8-K with the Securities and Exchange Commission that on May 30, 2006 (the “Current Report”), the Company entered into a Joint Venture Agreement (the “JV Agreement”) with Tara Gold Resources Corp. (“Tara”) and Corporación Amermin S.A. de C.V., a 97% owned subsidiary of Tara (“Amermin”; Amermin and Tara shall collectively be referred to as “Tara Gold”), pursuant to which the Company acquired (i) 25% of Tara’s interests in the La Currita Groupings (as set forth in the JV Agreement), (ii) the rights to further develop and advance the La Currita Groupings (as defined in the JV Agreement) including the La Currita Mill, and (iii) the option to earn up to 60% interest in the La Currita Groupings by making certain payments to Tara and otherwise complying with other terms of the JV Agreement. However, the JV Agreement was actually entered into by the Company and Tara Gold on August 23, 2006 and erroneously dated as of May 30, 2006. Moreover, the Current Report erroneously stated that the JV Agreement was entered into on May 30, 2006, when the actual date of execution of the JV Agreement was August 23, 2006. The Company and Tara Gold mutually intended to enter into the JV Agreement on its actual date of execution, August 23, 2006, and further intended to have the JV Agreement be effective as of May 30, 2006, but the executed JV Agreement was actually dated as of May 30, 2006, but did not say that it was effective as of this date.

On September 22, 2006, the Company further reported in the Current Report that it entered into a binding Letter of Intent Agreement (the “LI Agreement”) with Tara Gold pursuant to which the Company’s acquired (i) 20% of Tara’s interests, rights and privileges in the Las Minitas Groupings (as set forth in the LI Agreement), (ii) the rights to further develop and advance the Las Minitas Groupings (as defined in the LI Agreement), and (iii) the option to acquire up to a 55% interest in the Las Minitas Groupings by making certain payments to Tara and otherwise complying with other terms of the LI Agreement. However, the LI Agreement was actually entered into by the Company and Tara Gold on August 23, 2006 and erroneously dated as of June 1, 2006. Moreover, the Current Report erroneously stated that the LI Agreement was entered into on June 1, 2006, when the actual date of execution of the LI Agreement was August 23, 2006. The Company and Tara Gold mutually intended to enter into the LI Agreement on its actual date of execution, August 23, 2006, and further intended to have the LI Agreement be effective as of June 1, 2006, but the executed LI Agreement was actually dated as of June 1, 2006, but did not say that it was effective as of this date.

In light of the foregoing, the Company and Tara Gold subsequently on March 30, 2007, entered into an amendment to each of the respective aforementioned agreements (collectively the “Amendments”) setting forth each of the parties’ intentions to date the agreements as of the date of the execution and have the effective dates match the dates currently appearing on the Agreements. Except for the Amendments, the agreements remain in full force and effect in accordance with their terms. For more information on the JV Agreement and the LI Agreement, see the Company’s Current Report filed with the Securities and Exchange Commission on Form 8-K on September 22, 2006.

Copies of Amendment No. 1 to JV Agreement dated March 30, 2007, and Amendment No. 1 to LI Agreement dated March 30, 2007, are filed with this Current Report as Exhibit 10.1 and Exhibit 10.2, respectively.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

10.1	Amendment No. 1 to Joint Venture Agreement dated March 30, 2007 entered into by and among Raven Gold Corp., Tara Gold Resources Corp., and Corporación Amermin S.A. de C.V. (Filed herewith).

10.2	Amendment No. 1 to Letter of Intent Agreement dated March 30, 2007 entered into by and among Raven Gold Corp., Tara Gold Resources Corp., and Corporación Amermin S.A. de C.V. (Filed herewith).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAVEN GOLD CORP.

Date: April 3, 2007	By:	/s/ Gary Haukeland Gary Haukeland
Chief Executive Officer, President and Director